SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                                 May 1, 2000
                               Date of Report
                      (Date of Earliest Event Reported)


                          SALESREPCENTRAL.COM, INC.
           (Exact Name of Registrant as Specified in its Charter)


                     16099 North 82nd Street, Suite 1-A
                            Scottsdale, AZ  85260
                  (Address of principal executive offices)


                           Business (480) 922-8444
                             Fax (480) 922-8477
                       (Registrant's telephone number)




          Nevada                0-25275                91-1918742
      (State or other         (Commission           (I.R.S. Employer
      Jurisdiction of         File Number)         Identification No.)
      Incorporation)

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ITEM 5.   OTHER EVENTS

SalesRepCentral.com, Inc. has acquired Avenues of Travel, a traditional full-service, 22-year-old "bricks and mortar" travel agency, to provide a full range of travel solutions, including business, vacation/leisure, incentive and event-related travel to SalesRepCentral's custom corporate portal clients and individual members. Further details are in the Press Release attached as Exhibit 1.1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Exhibits.

     No.  Description
     1.1  Press Release
     1.2  Bill of Sale between the Company and Lackey, L.L.C.
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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                         SALESREPCENTRAL.COM, INC.


                         By:/s/ Ralph Massetti
                              Ralph Massetti, President and Chief Executive Officer


Date:June 12, 2000

                                 EXHIBIT 1.1

Company Press Release

SalesRepCentral.com Acquires "Bricks and Mortar" Travel Agency to Offer Complete Travel Solutions to Corporate and Individual Members
SCOTTSDALE, Ariz.--(BUSINESS WIRE)--April 27, 2000-- SalesRepCentral.com, Inc. (OTCBB.SREP - news) today announced that it has acquired Avenues of Travel, a traditional full-service, 22-year-old "bricks and mortar" travel agency, to provide complete travel solutions for SalesRepCentral's custom corporate portal clients and individual members.

Ralph Massetti, President and CEO of SalesRepCentral.com, commented: "Through our sales portal, www.salesrepcentral.com, we can now deliver a full range of travel solutions, including business, vacation/leisure, incentive and event-related travel. Bringing these services in-house gives us the ability to make significant additions to the travel products and services we offer our corporate clients and members. Additionally, by servicing the existing corporate clients gained by the acquisition, the company can benefit from an immediate revenue stream."

Greg Reeve, Vice President of Sales, added: "Being able to offer the capabilities of a full-service agency clearly separates us from any other sales resource or Web-based travel agency. The responses from our existing custom corporate portal clients have been tremendous, confirming that full-service travel solutions are a compelling addition to the already wide range of products and services we offer. Revenues from providing direct travel services to our corporate clients' sales professionals will be a major component of our revenue model."

"Our evolving vertically integrated structure further differentiates SalesRepCentral as the dominant provider of valuable products and services for sales professionals and business executives," continued Massetti. "Our unique multi-channel delivery options -- online, toll-free person-to-person and storefront -- offer all our members maximum convenience and flexibility, important benefits during a typically busy day.

"We expect to launch our `online' enhanced travel services during May 2000, and have already redesigned our travel channel to reflect our new product offerings. This and other ongoing product development and service enhancements are a part of our continuing strategy to make
SalesRepCentral.com the sales professional and business executive's first appointment each and every day," Massetti concluded.

SalesRepCentral.com is the Internet's first online sales B2B community designed to provide a comprehensive portal of resources that meets the daily needs of professional sales representatives, corporate executives, and business managers and owners. SalesRepCentral.com's new Web site features 10 content "Channels" offering exclusive products and services to make the daily tasks of the outside sales professional easier.

Other benefits include member discounts, industry news, job searches, networking and sales lead generation opportunities, and a SalesRepCentral.com loyalty program. The company's stock trades on the OTC Bulletin Board with the symbol "SREP."

SalesRepCentral.com Inc. has headquarters at 16099 N. 82nd St., Suite B-1, Scottsdale, Ariz. 85260. For company information, phone 480/922-8444, or e-mail SalesRepCentral at ir@salesrepcentral.com. Or visit the company's Web site at www.salesrepcentral.com.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this news release that are not strictly historical statements, including, without limitation, management's plans and objectives for future operations and management's assessment of market factors, and statements regarding the strategy and plans of the company and its strategic partners, constitute forward-looking statements. These forward-looking statements are not guarantees of the company's future performance and are subject to a number of risks and uncertainties that could cause the company's actual results in the future materially to differ from the forward-looking statements.